Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167331, 333-188766, and 333-238236) of Sleep Number Corporation of our report dated June 24, 2022, relating to the financial statements and supplemental schedules of the Sleep Number Profit Sharing and 401(k) Plan, which appears in this Form 11-K for the year ended December 31, 2021.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

June 24, 2022